As filed with the Securities and Exchange Commission on June 25,
2004.
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                                June 23, 2004

                       Shells Seafood Restaurants, Inc.
          (Exact name of registrant as specified in its charter)

   Delaware                     0-28258             65-0427966
(State or other              (Commission          (IRS employer
jurisdiction of              file number)         identification
incorporation)                                          No.)

         16313 N. Dale Mabry Hwy, Ste 100, Tampa, FL  33618
               (Address of principal executive offices)

           Registrant's telephone number, including area code:
                               (813) 961-0944

                               Not Applicable
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

The Company has been notified that on June 23, 2004, GCM Shells Seafood Partners, LLC ("GCM"), a Delaware limited liability company, and Trinad Capital, L.P. ("Trinad"), a Delaware limited partnership, purchased the $1,000,000 promissory note issued by the Company to Shells Investment Partners, LLC ("SIP")on January 31, 2002 as part of the Company's $2,000,000 financing; and that the note was purchased with the working capital of each entity in the amount of $400,000 and $600,000 for GCM and Trinad, respectively. The Company refinanced deferred interest of $165,315.07 on the $1 million note, previously scheduled to be payable to SIP in full on January 31, 2005, through a note which calls for 24 equal monthly payments beginning June 1, 2005.
This deferred interest note is secured by a second mortgage on certain real estate owned by the Company.

In connection with the $2 million financing transaction in January 2002, we issued to each of SIP and Banyon a warrant to purchase 4,454,015 shares of Common Stock at an exercise price of $0.16 per share. The warrants are exercisable through January 31, 2005. SIP has retained the rights with respect to 10% (445,400 shares) of its warrants. The remaining portion of the SIP warrant was reissued to Galloway Capital Management, LLC for 668,103 shares, GCM for 1,068,964 shares, Trinad for 1,603,445 shares, and Atlantis Equities, Inc. for 668,103 shares.

In connection with the $2 million financing transaction, we also granted Banyon and SIP a security interest in certain of our property and entered into an Investor Rights Agreement with SIP, Banyon and certain other stockholders. SIP's rights to a security interest and under the Investor Rights Agreement have been transferred to GCM and Trinad in conjunction with the purchase by GCM and Trinad of the $1 million note on June 23, 2004. The Investor Rights Agreement, among other things, fixes the composition of the Board at seven members, subject to certain requirements, and provided each of Banyon and SIP with the right to nominate three individuals to serve on the Board. Banyon, SIP (now GCM and Trinad) and the other stockholders parties to the Investor Rights Agreement have agreed to vote their respective shares for the election as directors of the other's nominees. As part of the transfer by SIP to GCM and Trinad, we have received and accepted the resignation of J. Stephen Gardner, John N. Giordano and Thomas R. Newkirk (SIP's designees) as members of our Board of Directors and have elected Robert S. Ellin, Jay A. Wolf and Gary Herman (the board nominees of GCM and Trinad) to our Board, to fill these three vacancies.

Based, in part, on filings made with the Securities and Exchange
Commission (primarily the Schedule 13D for the June 23, 2004 transaction), the beneficial ownership of the new directors and warrant holders is as follows:



Director   Name of                     Stock     Warrants   Total Beneficial Percent
or Officer     Beneficial Owner     Ownership  Exercisable  Ownership Amount  of Class
---------- -----------------------  ---------  -----------  ---------------- ---------
Director   Robert Ellin                        1,603,445       1,603,445     25.55%
Director   Gary Herman                         1,737,067       1,737,067     27.11%
Director   Jay Wolf                            1,603,445       1,603,445     25.55%
           Nancy Ellin                           668,103         668,103     12.51%
           Bruce Galloway             281,000  1,737,067       2,018,067     31.49%
           Irwin Gross                         1,603,445       1,603,445     25.55%
           Atlantis Equities, Inc.               668,103         668,103     12.51%
           GCM Shells Seafood
                Partners, LL                   1,068,964       1,068,964     18.62%
           Galloway Capital
                Management, LLC                  668,103         668,103     12.51%
           Trinad Advisors GP, LLC             1,603,445       1,603,445     25.55%
           Trinad Capital, L.P.                1,603,445       1,603,445     25.55%

           Total Class                281,000  4,008,615       4,289,615     49.42%


The "total beneficial ownership amount" and "percent of class" each were calculated based on the assumed conversion with respect to each such person (or total class) of the warrants exercisable by that person (or total class) and, in the case of "percent of class", based on 4,671,375 shares of common stock outstanding as of March 28, 2004, our most recently ended quarter.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits

     10.01 Securities Purchase Agreement dated June 23, 2004 between Shells Investment Partners, LLC and
            GCM Shells Seafood Partners, LLC and Trinad Capital, LP

     10.02 Secured Senior Note in the aggregate principal amount of $400,000 issued to GCM Shells Seafood
            Partners, LLC on June 21, 2004.

     10.03 Secured Senior Note in the aggregate principal amount of $600,000 issued to Trinad Capital, LP on June 21, 2004.

     10.04  Warrant to purchase 668,103 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Galloway Capital Management, LLC

     10.05  Warrant to purchase 1,068,964 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to GCM Shells Seafood Partners, LLC

     10.06  Warrant to purchase 1,603,445 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Trinad Capital, LP

     10.07  Warrant to purchase 668,103 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Atlantis Equities, Inc.

     10.08  Warrant to purchase 445,400 shares of Common
            Stock of Shells Seafood Restaurants, Inc., issued to Shells Investment Partners, LLC

     10.09 Promissory Note in the aggregate principal amount of $165,315.07 issued to Shells Investment
            Partners, L.L.C.

     10.10 Mortgage and Security Agreement in the aggregate principal amount of $165,315.07 issued to Shells
            Investment Partners, L.L.C.

     99.1   Press release dated June 25, 2004.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2004    SHELLS SEAFOOD RESTAURANTS, INC.



                        By: /s/ Leslie J. Christon
                                President
                                Chief Executive Officer
<END>